STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made as of April 30, 2012 (“Grant Date”), between Fortress International Group, Inc. (the “Company”) and Anthony Angelini (the “Option Holder”). The Board of Directors of the Company has authorized the grant of an Option to the Option Holder under the Company’s 2006 Omnibus Incentive Compensation Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

The Company and the Option Holder agree as follows:

1.	The Option Holder accepts all provisions of the Plan, a copy of which has been delivered to the Option Holder.

2.	The Option is intended to qualify as an Incentive Stock Option to the fullest extent permitted by Code Section 422, and this Agreement shall be so construed.

3.	The Company grants to the Option Holder, subject to the conditions of the Plan, an Option to purchase 500,000 shares of Common Stock (“Option Shares”) in installments as set forth in paragraph 4 of this Agreement at an exercise per share equal to the average of the high and low bid prices for the Common Stock reported daily on the OTCQB marketplace during the 20 trading days following the Grant Date (the “Exercise Price”). The Option is expressly conditioned upon the approval by the Company’s stockholders of an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance under the Plan. The Option shall be cancelled and become null and void if the Company’s stockholders do not approve such an amendment at the 2012 Annual Meeting of Stockholders of the Company.

4.	The Option shall become exercisable and may be exercised in installments in accordance with the following schedule:

(a)	with respect to 125,000 Option Shares, when the Fair Market Value is $1.50 for 20 consecutive Business Days;

(b)	with respect to 125,000 Option Shares, when the Fair Market Value is $2.00 for 20 consecutive Business Days;

(c)	with respect to 125,000 Option Shares, when the Fair Market Value is $2.50 for 20 consecutive Business Days; and

(d)	with respect to 125,000 Option Shares, when the Fair Market Value is $3.00 for 20 consecutive Business Days.

For purposes of this Agreement, “Business Day” means any day other than Saturday, Sunday, or a day on which commercial banks are authorized or required by law to close.

5.	Notwithstanding paragraph 4 of this Agreement, the Option may not be exercised after April 30, 2022.

6.	The Option is nontransferable otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Option Holder, the Option may be exercised only by the Option Holder or, during the period the Option Holder is under a legal disability, by the Option Holder’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

7.	Except as otherwise set forth in this Agreement or the Plan, if the Option Holder ceases to be actively employed for any reason by the Company or a Subsidiary, the Option shall terminate effective the close of business on the date the Option Holder ceases to be a regular, full-time employee of the Company or a Subsidiary, except (a) to the extent previously exercised, (b) as provided in paragraph 8 of this Agreement, and (c) in the case of involuntary termination of employment, for a period of 60 days thereafter the Option Holder shall be entitled to exercise that portion of the Option that was exercisable at the close of business on the date the Option Holder ceased to be a regular, full-time employee of the Company or a Subsidiary, provided that in no event may any Option be exercised after April 30, 2022. Notwithstanding the foregoing, the Option shall become immediately exercisable upon the termination of the Option Holder’s employment with the Company or a Subsidiary (x) by the Company other than for “Cause” (as defined in that certain Employment Agreement, dated January 3, 2012 (the “Employment Agreement”), between the Option Holder and the Company), (y) by the Option Holder for a “Good Reason” (as defined in the Employment Agreement), or (z) due to the Option Holder’s death or “Disability” (as defined in the Employment Agreement), provided that the Fair Market Value is at least $1.00 for five trading days between the Grant Date and the date of the Option Holder’s termination of employment with the Company or a Subsidiary.

8.	If the Option Holder dies without the Option covered by this Agreement having been exercised in full, the executor or administrator of the Option Holder’s estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within three years of the Option Holder’s death to purchase the number of Option Shares the Option Holder was entitled to purchase at the date of death, after which such Option will lapse, provided that in no event may such Option be exercised after April 30, 2022.

9.	Pursuant to Code Section 422(d) the aggregate fair market value (determined as of the Grant Date) of shares of Common Stock with respect to which all Incentive Stock Options first become exercisable by the Option Holder in any calendar year under the Plan or any other plan of the Company (and its parent and subsidiary corporations, within the meaning of Code section 424(e) and (f), as may exist from time to time) may not exceed $100,000 or such other amount as may be permitted from time to time under Code section 422. To the extent that such aggregate fair market value exceeds $100,000 or other applicable amount in any calendar year, such stock options will be treated as Nonqualified Stock Options with respect to the amount of aggregate fair market value thereof that exceeds the Code Section 422(d) limit. For this purpose, the Incentive Stock Options will be taken into account in the order in which they were granted. In such case, the Committee or the Board may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of Incentive Stock Options and the shares of Common Stock that are to be treated as stock acquired pursuant to Nonqualified Stock Options by issuing separate certificates for such shares and identifying the certificates as such in the stock transfer records of the Company.

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Notwithstanding anything herein to the contrary, if the Option Holder owns, directly or indirectly through attribution, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries (within the meaning of Code section 424(f)) on the Grant Date, then the Exercise Price is the greater of (a) the Exercise Price or (b) 110% of the Fair Market Value on the Grant Date, and the Option may not be exercised after last business day prior to the fifth anniversary of the Grant Date.

Code Section 422 provides additional limitations respecting the treatment of the Option as Incentive Stock Options

10.	The Option may be exercised non-sequentially in respect of any other Option granted under the Plan or other stock option plan of the Company, whether now in the Option Holder’s possession or hereafter acquired.

11.	If the Option Holder makes a disposition (as that term is defined in Code Section 424(c)) of any Option Shares acquired pursuant to this Option within two years of the Grant Date or within one year after the Option Shares are transferred to the Option Holder, the Option Holder agrees to notify the Committee of such disposition in writing within 30 days of the disposition.

12.	At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Option Holder hereby authorizes withholding from payroll or any other payment of any kind due the Option Holder and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Option Holder to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of share certificates representing Option Shares.

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The Committee may, in its sole discretion, permit the Option Holder to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the Option either by electing to have the Company withhold from the shares to be issued upon exercise that number of shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due. If the Option Holder elects to satisfy the tax withholding obligation by having the Company withhold shares of Common Stock upon the exercise of the Option, the number of shares of Common Stock to be withheld shall be based on the minimum estimated federal, state and local taxes payable by the Option Holder as a result of the exercise of the options.

13.	This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.

The undersigned parties have executed this Agreement as of the day and year first above written.

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Peter Woodward
Peter Woodward
Chairman of the Compensation Committee

OPTION HOLDER

/s/ Anthony Angelini
Anthony Angelini

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